UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2001

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

(Address of Principal Executive Offices)(Zip Code)

(952) 746-1313

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Ac

Wind Energy America Inc.

Form 8-k Filing

Section 4

Item 4.01  Changes in Registrant’s Certifying Accountant

Wind Energy America, Inc. hereby discloses that its Auditor, Child Van Wagoner & Bradshaw, PLLC, notified Wind Energy America in a letter dated February 15, 2011 that Child Van Wagoner & Bradshaw was terminating the client-auditor relationship with Wind Energy America.

Wind Energy America Inc.
Dated: March 18, 2011
	By:	/s/ Melvin E. Wentz
Melvin E. Wentz, Chief Executive Officer and President